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                                                                   EXHIBIT 3.1.1

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           MENDELL TECHNOLOGIES, INC.

         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is Mendell Technologies, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on March 15, 2001, as prescribed buy the Colorado Business Corporation Act, in the manner marked with an X below:

         Article I of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

                                    ARTICLE I

         The name of the corporation (which is hereafter referred to as the "Corporation") is Mendell Energy Technologies, Inc.


               No shares have been issued or Directors Elected - Action by
-----          Incorporators

               No shares have been issued by Directors Elected - Action by
-----          Directors

               Such amendment was adopted by the board of directors where shares
-----          have been issued and shareholder action was not required.

  X            Such amendment was adopted by a vote of the shareholders. The
-----          number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is Mendell Energy Technologies, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         NA

                                     Signature:    /s/ Paul E. Mendell
                                               ---------------------------------
                                     Title:     Chief Executive Officer